UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 2, 2016

The First Marblehead Corporation

(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other juris- diction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

One Cabot Road, Suite 200 Medford, Massachusetts	02155
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (800) 895-4283

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On June 2, 2016, The First Marblehead Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with FP Resources USA Inc., a Delaware corporation (the “Parent”), and FP Resources Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Parent (the “Transitory Subsidiary”). The Merger Agreement provides for, subject to the terms and conditions of the Merger Agreement, the acquisition of the Company by the Parent at a price of $5.05 per share of the Company’s common stock, par value $0.01 (each, a “Share”), in cash, without interest and subject to deduction for any required withholding tax (the “Merger Consideration”), through the merger of the Transitory Subsidiary with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of the Parent. The Parent is beneficially owned by John Carter Risley of Nova Scotia, Canada, who, as of the date of the Merger Agreement, beneficially owned approximately 14.9% of the outstanding Shares through his indirect ownership of the Parent.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”):

•	each Share that is issued and outstanding immediately prior to the Effective Time (other than Shares held in the treasury of the Company or owned by the Parent, the Transitory Subsidiary or any wholly owned subsidiary of the Parent or the Transitory Subsidiary immediately prior to the Effective Time (all of which will be canceled) and Shares held by holders who properly exercise their appraisal rights under Delaware law) will be automatically converted into the right to receive the Merger Consideration;

•	each stock option granted under any stock incentive or equity-related plan or agreement of the Company (each, a “Company Stock Plan”) that is outstanding and unexercised immediately prior to the Effective Time will vest in full and automatically be canceled and converted into the right to receive an amount of cash equal to the product of (i) the total number of Shares then underlying such stock option multiplied by (ii) the excess, if any, of the Merger Consideration over the exercise price per share of such stock option, without any interest thereon; provided that, in the event that the exercise price of any such stock option is equal to or greater than the Merger Consideration, such stock option will be canceled, without any consideration being payable in respect thereof; and

•	each restricted stock unit and director stock unit granted under a Company Stock Plan (collectively, “Company Stock Units”) that is outstanding and unvested immediately prior to the Effective Time will vest in full, and each Company Stock Unit for which Shares have not been delivered as of immediately prior to the Effective Time will be canceled and converted into the right to receive an amount of cash equal to the product of (i) the total number of Shares then underlying such Company Stock Unit multiplied by (ii) the Merger Consideration.

The Merger Agreement contains customary representations and warranties from both the Company, on the one hand, and the Parent and the Transitory Subsidiary, on the other hand. It also contains customary covenants, including covenants providing for each of the Company and the Parent to use its reasonable best efforts to cause the Merger to be consummated, and covenants requiring the Company, among other things, (i) to use commercially reasonable efforts to conduct its business in the ordinary course during the interim period between the execution of the Merger Agreement and the Effective Time, (ii) not to engage in specified types of transactions during such period, and (iii) not to solicit proposals or engage in discussions relating to alternative acquisition proposals or change the recommendation of the Company’s Board of Directors (the “Board”) to the Company’s stockholders regarding the Merger, in each case except as otherwise permitted by the Merger Agreement, including in connection with the compliance by the Board with its fiduciary duties under applicable law.

Completion of the Merger is subject to customary closing conditions, including (i) adoption of the Merger Agreement by the Company’s stockholders, (ii) the absence of governmental injunctions or other legal restraints prohibiting the Merger, (iii) the accuracy of the representations and warranties of the other party, generally subject to an overall material adverse effect qualification, and (iv) material compliance by the other party with its covenants under the Merger Agreement. The Parent’s obligations under the Merger Agreement are not subject to any financing condition.

The Parent’s and the Transitory Subsidiary’s obligations to pay the Merger Consideration under the Merger Agreement are guaranteed by Clearwater Fine Foods Incorporated, an affiliate of the Parent.

The Board has unanimously approved the Merger and the Merger Agreement, and the Company has agreed to hold a stockholders meeting to submit the Merger Agreement to its stockholders for their consideration.

The Merger Agreement may be terminated at any time prior to the Effective Time, subject to the terms and conditions of the Merger Agreement: (i) by mutual written consent of the parties; (ii) by either the Company or the Parent, if the Merger is not consummated on or before November 2, 2016; (iii) by either the Company or the Parent, if a governmental injunction or other legal restraint prevents the consummation of the Merger; (iv) by either the Company or the Parent, if the requisite vote of the Company’s stockholders has not been obtained; (v) by the Parent, if the Board fails to recommend or changes, or fails to reaffirm, its recommendation regarding the Merger or approves or recommends an alternative transaction; (vi) by the Company, to enter into a definitive agreement with respect to a superior proposal; or (vii) by either the Company or the Parent upon the other party’s uncured material breach of any representation, warranty, covenant or agreement under the Merger Agreement. If the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement, the Company will be required to pay the Parent a termination fee of approximately $2,600,000.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, the Parent, the Transitory Subsidiary or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by the Company, on the one hand, and the Parent and the Transitory Subsidiary, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties in negotiating the terms of the Merger Agreement, including information in confidential disclosure schedules delivered in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the Company, on the one hand, and the Parent and the Transitory Subsidiary, on the other hand, rather than establishing matters as facts. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts about the Company, the Parent, the Transitory Subsidiary or their respective subsidiaries or affiliates at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Stockholder Agreements

In connection with the Merger Agreement, on June 2, 2016, (i) Daniel Meyers, the Company’s Chairman of the Board and Chief Executive Officer, and Seth Gelber, the Company’s Managing Director, President and Chief Operating Officer, entered into a Company Stockholders Agreement with the Parent (the “Company Stockholders Agreement”) and (ii) the Parent entered into a Parent Stockholder Agreement with the Company (the “Parent Stockholder Agreement” and, together with the Company Stockholders Agreement, the “Stockholders Agreements”). Each Stockholders Agreement (a) prohibits the applicable stockholder from transferring his or its Shares prior to the Effective Time and (b) requires the applicable stockholder to vote (and to grant a proxy to the Parent, in the case of the Company Stockholders Agreement, or the Company, in the case of the Parent Stockholder Agreement, to vote) his or its Shares in favor of the adoption of the Merger Agreement and the other transactions contemplated thereby and to vote against the approval or adoption of any alternative acquisition proposal, in each case subject to specified exceptions. The Company Stockholders Agreement will terminate upon (i) the earlier of the Effective Time or the termination of the Merger Agreement or (ii) with respect to Mr. Meyers or Mr. Gelber, the election of such individual following (x) any decrease in the price per Share payable pursuant to the Merger Agreement, (y) any change in form of consideration payable pursuant to the Merger Agreement or (z) the imposition of any conditions to the Merger not set forth in the Merger Agreement. The Parent Stockholder Agreement will terminate upon the earlier of the Effective Time or the termination of the Merger Agreement.

Under the Stockholders Agreements, the stockholders who are parties to the Stockholders Agreements have agreed to vote in favor of the Merger Shares representing approximately 24.1% of the issued and outstanding Shares, subject to specified exceptions.

The foregoing descriptions of the Company Stockholders Agreement and the Parent Stockholder Agreement do not purport to be complete and are qualified in their entirety by reference to the Company Stockholders Agreement and the Parent Stockholder Agreement, copies of which are filed as Exhibit 99.1 and Exhibit 99.2 hereto, respectively, and are incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 2, 2016, the Board adopted an Amendment (the “By-law Amendment”) to the Company’s Amended and Restated By-laws (the “Amended and Restated By-laws”). The By-law Amendment, which was effective upon adoption by the Board, designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for any stockholder to bring any of the following, unless the Company consents in writing to the selection of an alternate forum: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty; (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware (the “DGCL”) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; or (iv) any action asserting a claim arising pursuant to any provision of the Company’s Restated Certificate of Incorporation or Amended and Restated By-laws (in each case, as they may be amended from time to time) or governed by the internal affairs doctrine.

The foregoing description of the By-law Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the By-law Amendment, which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 8.01.	Other Events.

On June 2, 2016, the Company issued a press release announcing its entry into the Merger Agreement. A copy of that press release is filed as Exhibit 99.3 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

See the Exhibit Index attached to this Current Report on Form 8-K, which is incorporated herein by reference.

Additional Information and Where to Find It

The Company plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a Proxy Statement in connection with the Merger. The Proxy Statement will contain important information about the Parent, the Company, the Merger and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the Parent and the Company through the website maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from the Company by contacting Investor Relations, The First Marblehead Corporation, One Cabot Road, Suite 200,

Medford, Massachusetts 02155, emailing Investor Relations at Info@fmd.com or calling the Company’s toll-free number (800) 895-4283.

The Company, and its directors and executive officers, and the Parent, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the year ended June 30, 2015 and its Proxy Statement dated September 25, 2015, which are on file with the SEC. Any changes in holdings by the Company’s directors and executive officers of Company securities since the amounts reported in its Proxy Statement dated September 25, 2015 have been or will be reflected on Statements of Changes in Ownership on Form 4 filed with the SEC. In connection with the execution of the Merger Agreement, each of Daniel Meyers, the Company’s Chairman and Chief Executive Officer, and Seth Gelber, the Company’s Managing Director, President and Chief Operating Officer, entered into an employment agreement with the Parent regarding the terms of his employment with the Company following the completion of the Merger. As of the date of the Merger Agreement, John Carter Risley, the beneficial owner of the Parent, beneficially owned approximately 14.9% of the outstanding shares of the Company’s common stock. For a more complete description of Mr. Risley’s holdings, see the Schedule 13D filed by Mr. Risley with the SEC on August 19, 2015, as amended by Amendment No. 1 thereto, as filed by Mr. Risley with the SEC on March 25, 2016, and as may be further amended from time to time. A more complete description of the interests of the Company’s directors and executive officers and any other participants in the solicitation will be available in the Proxy Statement regarding the Merger when it becomes available.

Safe Harbor for Forward-Looking Statements

Statements in this Current Report on Form 8-K regarding the proposed transaction between the Parent and the Company, the expected timetable for completing the transaction, future financial and operating results, benefits of the transaction, future opportunities for the Company and any other statements about the Parent or the Company managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the occurrence of any event or proceeding that could give rise to the termination of the Merger Agreement; the inability to complete the Merger due to the failure of the closing conditions to be satisfied; the outcome of any legal proceedings that may be instituted in connection with the Merger; and the other factors described in the Company’s Annual Report on Form 10-K for the year ended June 30, 2015 and its most recent quarterly report filed with the SEC. The Parent and the Company disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION

Date: June 3, 2016	By:	/s/ Seth Gelber
Seth Gelber Managing Director, President and Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of June 2, 2016, among The First Marblehead Corporation, FP Resources USA Inc. and FP Resources Acquisition Corp.*

3.1	Amendment to Amended and Restated By-laws of The First Marblehead Corporation.

99.1	Company Stockholders Agreement, dated as of June 2, 2016, among FP Resources USA Inc., Daniel Meyers and Seth Gelber (incorporated by reference to Exhibit A-1 to Exhibit 2.1 to this Current Report on Form 8-K).

99.2	Parent Stockholder Agreement, dated as of June 2, 2016, between The First Marblehead Corporation and FP Resources USA Inc. (incorporated by reference to Exhibit A-2 to Exhibit 2.1 to this Current Report on Form 8-K).

99.3	Press release issued by The First Marblehead Corporation on June 2, 2016.

*	Certain schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and the Company agrees to furnish supplementally a copy of any omitted schedule to the staff of the SEC upon request.